UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Linde plc
(Exact name of registrant as specified in its charter)

Ireland	98-1448883
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Forge
10 Riverview Dr.	43 Church Street West
Danbury, Connecticut	Woking, Surrey GU21 6HT
United States 06810	United Kingdom

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which to be so registered

Ordinary Shares	The Nasdaq Stock Market LLC
(€0.001 nominal value per share)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

EXPLANATORY NOTE

Linde plc (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its ordinary shares, €0.001 nominal value per share (the “Ordinary Shares”), from The New York Stock Exchange (the “NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”). The trading of the Ordinary Shares on the NYSE ceased at the close of trading on November 6, 2023, and the Registrant expects that trading will begin on Nasdaq at market open on November 7, 2023.

Item 1. Description of Registrant’s Securities to be Registered.

Ordinary Shares

The description of the Ordinary Shares is set forth in Exhibit 4.3 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 1, 2023 (File No. 001-38730) and is incorporated herein by reference.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LINDE PLC

By:	/s/ Guillermo Bichara
Name:	Guillermo Bichara
Title:	Executive Vice President & Chief Legal Officer

Date: November 6, 2023

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